Exhibit 99.1

         Schick Technologies Announces Fiscal 2004 Third Quarter Results

LONG ISLAND CITY, N.Y., February 11, 2004 -- Highlights of the Quarter:

      o     Net income increased 73%

      o     Revenue increased 38%

      o     Balance Sheet shows $15.6 million in cash and no debt

Schick Technologies, Inc. (OTC: SCHK) today reported its financial results for the third quarter of fiscal year 2004, ended December 31, 2003.

Revenues for the quarter were $12.1 million, an increase of $3.3 million, or 38%, compared to $8.8 million for the same period last year. Net income for the quarter was $4.9 million, an increase of 73% as compared with the Company's net income of $2.8 million for the same period last year. On a per-share basis, net income for the quarter was $0.47 per basic and $0.29 per diluted share as compared with net income of $0.28 per basic and $0.19 per diluted share for the same period last year.

Revenues for the nine months ended December 31, 2003 were $29.3 million, an increase of $6.8 million, or 30%, compared to $22.5 million in the same period last year. Net income for the nine months was $9.1 million, an increase of 77% as compared with the Company's net income of $5.1 million for the same period last year. On a per-share basis, net income for the nine months was $0.88 per basic and $0.54 per diluted share as compared with net income of $0.51 per basic and $0.35 per diluted share for the same period last year.

At December 31, 2003, the Company had $15.6 million in cash, cash equivalents and short-term investments and $19.4 million in working capital, as compared to $7.8 million in cash, cash equivalents and short-term investments and $9.2 million in working capital at March 31, 2003.

"We are extremely pleased with the Company's strong top and bottom line results this quarter. Revenues were driven by strong digital radiology sales both in the U.S. and worldwide, with international sales increasing 63% over last year," said David Schick, Chief Executive Officer. "Our strong margins continued to improve, reflecting in part the operating efficiency which we have achieved in our business, with gross margins reaching 74.7% and operating margins reaching 40% for the quarter."

Jeffrey Slovin, President and Chief Operating Officer, remarked: "This quarter was very rewarding to all of us at Schick. Our revenues continued to grow rapidly, both domestically and abroad, gross margins continued to be exceptional, and net income was the highest ever achieved by the Company. Our balance sheet is strong and the Company is well poised to meet the demands and opportunities of this growing and dynamic market."

Schick Technologies, Inc. Conference Call Information:

Schick Technologies, Inc. will hold its quarterly conference call on Wednesday, February 11, 2004 at 4:30 p.m. EST. To access the call, please dial 800-901-5217, passcode #47173629 (domestic), or 617-786-4511 (international).
This conference call will be broadcast live on the Internet at www.schicktech.com. If you are unable to participate, an audio digital replay of the call will be available from February 11, 2004, at 6:30 p.m. EST until Midnight EST on February 18, 2004 by dialing 1-888-286-8010 (domestic) or 617-801-6888 (international) using confirmation code #94549829. A web archive will be available for 30 days at (http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=SCHK.OB
&script=1020&item_id=ew,847240,1,88793,335637,383159,1&layout=-6).

This earnings release, and any other financial and statistical information disclosed by the Company during the conference call will be available in the "Investors" section of Registrant's web site at www.schicktech.com.

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.

The Company's beliefs as to its operating efficiency, that the market for digital radiographic imaging systems is growing and dynamic, that the Company is well poised to meet the demands and opportunities of this market, and other information in this announcement which is not historical, constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The matters discussed in this news release are subject to various factors which could cause actual events and results to differ materially from such statements. Such factors include uncertainties as to the future sales volume of Schick Technologies' products, the pending SEC civil action and U.S. Attorney investigation, the possibility of changing economic, market and competitive conditions, dependence on products, technological developments, competition, market uncertainties, dependence on distributors, ability to manage growth, fluctuation in results, seasonality and other risks and uncertainties including those detailed in the Company's filings with the Securities and Exchange Commission.

CONTACT: Investor Relations of Schick Technologies, 718-937-5765
         Cameron Associates, 212-245-8800

                    Schick Technologies, Inc. and Subsidiary
                Consolidated Statements of Operations (unaudited)
               (In thousands, except share and per share amounts)

                                                           Three months ended                Nine months ended
                                                              December 31,                      December 31,
                                                         2003             2002             2003             2002
                                                     ------------     ------------     ------------     ------------
Revenue, net                                         $     12,124     $      8,816     $     29,301     $     22,470

Cost of sales                                               3,063            2,503            8,316            7,160
Excess and obsolete inventory                                  --              150               --              259
                                                     ------------     ------------     ------------     ------------
Total cost of sales                                         3,063            2,653            8,316            7,419
                                                     ------------     ------------     ------------     ------------
         Gross profit                                       9,061            6,163           20,985           15,051
                                                     ------------     ------------     ------------     ------------

Operating expenses:
     Selling and marketing                                  1,655            1,482            4,505            4,257
     General and administrative                             1,725            1,179            4,921            3,549
     Research and development                                 827              663            2,508            1,909
                                                     ------------     ------------     ------------     ------------
         Total operating costs                              4,207            3,324           11,934            9,715
                                                     ------------     ------------     ------------     ------------

         Income from operations                             4,854            2,839            9,051            5,336
                                                     ------------     ------------     ------------     ------------

Other income (expense)
     Interest income                                           39               12               88               39
     Interest expense                                          (9)             (75)            (180)            (241)

     Other income                                               4               84              141              100
                                                     ------------     ------------     ------------     ------------
Total other income (expense)                                   34               21               49             (102)
                                                     ------------     ------------     ------------     ------------

         Income before income taxes                         4,888            2,860            9,100            5,234

         Provision for income taxes                            34               55               --               85
                                                     ------------     ------------     ------------     ------------

         Net income                                  $      4,854     $      2,805     $      9,100     $      5,149
                                                     ============     ============     ============     ============

         Basic earnings per share                    $       0.47     $       0.28     $       0.88     $       0.51
                                                     ============     ============     ============     ============
         Diluted earnings per share                  $       0.29     $       0.19     $       0.54     $       0.35
                                                     ============     ============     ============     ============
         Weighted average common shares (basic)        10,407,356       10,154,059       10,334,431       10,146,069
                                                     ============     ============     ============     ============
         Weighted average common shares (diluted)      16,879,982       14,957,659       16,776,152       14,885,888
                                                     ============     ============     ============     ============

                           Consolidated Balance Sheets
                      (In thousands, except share amounts)

                                                                      December 31,      March 31,
                                                                      ------------      ---------
                                                                                 2003
                                                                      ---------------------------
                                                                      (unaudited)
Assets
Current assets
     Cash and cash equivalents                                          $ 15,541        $  7,100
     Short-term investments                                                    9             712
     Accounts receivable, net of allowance for doubtful accounts
         of $138 and $42, respectively                                     5,161           3,032
     Inventories                                                           3,382           3,039
     Income taxes receivable                                                   5              10
     Prepayments and other current assets                                    533             421
     Deferred income taxes                                                 2,861           2,590
                                                                        --------        --------
              Total current assets                                        27,492          16,904
                                                                        --------        --------
Equipment, net                                                             1,621           2,151
Goodwill, net                                                                266             266
Deferred income taxes                                                      3,139           2,940
Other assets                                                                 259             349
                                                                        --------        --------
              Total assets                                              $ 32,777        $ 22,610
                                                                        ========        ========

Liabilities and Stockholders' Equity
Current liabilities
     Current maturity of long term debt                                 $     --        $  1,503
     Accounts payable and accrued expenses                                 1,832           1,468
     Accrued salaries and commissions                                      1,628           1,080
     Income taxes payable                                                    106               4
     Deposits from customers                                                  33              31
     Warranty obligations                                                    185              56
     Deferred revenue                                                      4,348           3,605
                                                                        --------        --------
              Total current liabilities                                    8,132           7,747
                                                                        --------        --------
Commitments and contingencies                                                 --              --
Stockholders' equity
     Preferred stock ($0.01 par value; 2,500,000 shares
         authorized; none issued and outstanding)                             --              --
     Common stock ($0.01 par value; 50,000,000 shares authorized:
         10,441,980 and 10,206,425 shares issued and outstanding,
         respectively)                                                       104             102
     Additional paid-in capital                                           43,298          42,618
     Accumulated deficit                                                 (18,757)        (27,857)
                                                                        --------        --------
              Total stockholders' equity                                  24,645          14,863
                                                                        --------        --------
              Total liabilities and stockholders' equity                $ 32,777        $ 22,610
                                                                        ========        ========